Exhibit 99.1

SUNEDISON ANNOUNCES PRICING

OF ITS CONVERTIBLE SENIOR NOTE OFFERING

MARYLAND HEIGHTS, Mo., January 22, 2015 – SunEdison, Inc. (the “Company”) (NYSE: SUNE), announced today the pricing of its offering of $400 million aggregate principal amount of 2.375% convertible senior notes due 2022 (the “notes”) in a private placement. The notes will be offered by the initial purchasers only to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The offering is expected to close on January 27, 2015, subject to customary closing conditions. The Company has also granted the initial purchasers a 30-day option to purchase an additional $60 million aggregate principal amount of notes on the same terms and conditions.

Interest and Conversion Details

The notes will bear interest at a rate of 2.375% per year, payable semiannually in arrears on April 15 and October 15 of each year, or, if any such day is not a business day, the immediately following business day, beginning on October 15, 2015. The notes will mature on April 15, 2022, unless earlier converted or purchased. The notes will be senior unsecured obligations of the Company. The notes will be convertible, subject to certain conditions, into cash, shares of common stock of the Company or a combination of cash and shares of common stock at the Company’s option. The initial conversion rate for the notes will be 39.6118 shares of common stock (subject to adjustment in certain circumstances) per $1,000 principal amount of the notes, which is equal to an initial conversion price of approximately $25.25 per share, representing a conversion premium of approximately 35.0% above the closing price of the Company’s shares of common stock of $18.70 per share on January 21, 2015.

Net Proceeds and Their Intended Use

The Company estimates that the net proceeds from this offering will be approximately $389.45 million, after deducting the initial purchasers’ discount and estimated offering expenses (or approximately $447.95 million if the initial purchasers exercise their option to purchase additional notes in full), and the cost of the initial capped call transactions, described below is approximately $32.68 million. If the initial purchasers exercise their option to purchase additional notes, the Company may use additional net proceeds from this offering to enter into additional capped call transactions.

The Company intends to use the net proceeds from this offering (i) to fund a portion of the consideration for the Company’s acquisition of First Wind Holdings, LLC and (ii) approximately $119.1 million to repay all or a portion of indebtedness incurred to purchase 1.6 GW of production tax credit qualified turbines. The Company intends to use the remaining net proceeds to (i) fund working capital, accelerate growth of the business and for other general corporate purposes, and (ii) fund the cost of the capped call transactions described below.

The notes will be senior unsecured obligations of the Company. The notes will be convertible, subject to certain conditions, into cash or shares of common stock of the Company or a combination of cash and shares of common stock, at the Company’s option. The notes will mature on April 15, 2022, unless earlier converted or purchased. The interest rate, conversion rate, conversion price and other terms of the notes will be determined at the time of pricing of the offering.

Privately Negotiated Capped Call Transactions

The Company has entered into capped call transactions with certain initial purchasers (or their respective affiliates) and another financial institution (collectively referred to as the “option counterparties”). The strike price of the capped call transactions is initially equal to the conversion price of the notes. The cap price of the capped call transactions related to the notes will initially be approximately $32.73 per share, which is approximately 75% above the closing sale price of the Company’s common stock on January 21, 2015.

These capped call transactions are expected generally to reduce the potential dilution with respect to the Company’s common stock upon conversion of the notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of notes in the event that the market price of the Company’s common stock is greater than the strike price of the capped call transactions, with such reduction of potential dilution or offset of cash payments subject to a cap based on the cap price of the capped call transactions.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the capped call transactions, the option counterparties and/or their affiliates expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the notes. These hedging activities could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes.

In addition, the option counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various over-the-counter derivatives with respect to the Company’s common stock and/or purchasing or selling common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the conversion period related to any conversion of notes or following any repurchase of notes by the Company on any fundamental change purchase date or otherwise). The effect, if any, of these transactions and activities on the market price of the Company’s common stock and the trading prices of the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the market price of the Company’s common stock and the trading prices of the notes and, as a result, the value received upon the conversion of the notes and, under certain circumstances, the ability to convert the notes into cash and shares of the Company’s common stock, if any.

General Conditions

Prior to January 15, 2022, the notes will be convertible only upon the occurrence of certain events and periods, and thereafter, the notes will be convertible at any time prior to the close of business on the second scheduled trading day prior to the applicable maturity date. The holders of the notes will have the ability to require the Company to repurchase all or a portion of their notes for cash in the event of certain fundamental changes. In such a case, the repurchase price will be 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest. In addition, upon certain make-whole adjustment events occurring prior to the maturity date of the notes, the Company will increase the conversion rate for holders of the notes who convert their notes in connection with that make-whole adjustment event.

The notes, and any shares of the Company’s common stock issuable upon conversion of the notes, have not been and will not be registered under the Securities Act, or any state securities law, and may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. persons absent registration under the Securities Act, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, including the notes or any shares of the Company’s common stock issuable upon conversion of the notes, nor shall there be any offer, solicitation or sale of any securities, including any notes or any shares of the Company’s common stock issuable upon conversion of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About SunEdison

SunEdison is a global leader in transforming how energy is generated, distributed and owned. SunEdison manufactures solar technology and develops, finances, installs and operates distributed solar power plants, delivering predictably priced electricity and services to its residential, commercial, government and utility customers. SunEdison also provides 24/7 asset management, monitoring and reporting services for hundreds of solar systems worldwide via the company’s Renewable Operation Center. SunEdison has offices in North America, Europe, Latin America, Africa and Asia. SunEdison’s common stock is listed on the New York Stock Exchange under the symbol “SUNE.”

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the expected closing date of the offering of the convertible senior notes and the expected use of the net proceeds. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release and are subject to uncertainty and changes. Given these circumstances, you should not place undue reliance on these forward-looking statements. SunEdison expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contacts:

Media:

Tony Carroll

SunEdison

SunEdison@grayling.com

(619) 269-9518

Investors/Analysts:

R. Phelps Morris

SunEdison

pmorris@sunedison.com

(314) 770-7325

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